FOR IMMEDIATE RELEASE

CONTACTS:

Charles Ramey, CEO	Donald C. Weinberger
US Dataworks, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
Tel. (281) 504-8100	Tel. (212) 370-4500 Fax (212) 370-4505

US DATAWORKS, INC. ANNOUNCES ADDITION OF CHIEF FINANCIAL OFFICER

Houston, TX – July 30, 2009 -- US Dataworks, Inc. (AMEX: UDW), a leading developer of payment processing solutions, announced today that it has appointed Randall J. Frapart to serve as its Chief Financial Officer, filling a previously existing vacancy.

Commenting on the addition of Mr. Frapart, Charles E. Ramey, the Company’s Chairman and CEO, stated “Our CFO position is a critical function to fill as we continue to grow the Company.  Randy has impressive credentials with his strategic, forward thinking, hands-on approach and his 20-plus years of experience in CFO roles at two software development and consulting companies serving the financial and health insurance industries and at KPMG in Chicago.  We are pleased to have someone as experienced as Randy join our management team.”

Prior to joining the Company, from March 2008 to December 2008, Mr. Frapart served as Chief Financial and Chief Operating Officer of Plumgood Food, LLC, an online grocer providing the ordering and delivery of groceries. From January 2006 to December 2007, Mr. Frapart served as Executive Vice President and Chief Financial Officer of ForeFront Holdings Inc, a publicly traded global golf accessory company. From September 2002 until December 2005, Mr. Frapart served as Senior Vice President and Chief Financial Officer of HyperFeed Technologies, Inc., a publicly traded provider of software, which provides ticker plant and smart order routing technologies and managed services to exchanges, hedge funds and other financial institutions. Mr. Frapart served as Chief Financial Officer and later as Chief Executive Officer of Cyvent Technologies, a software and consulting company serving large health insurers, from April 1995 to July 2001. Mr. Frapart began his career at KPMG in Chicago, where he held various positions in the Information, Communication and Entertainment Assurance practice for over 12 years. Mr. Frapart received his B.S. in Accounting from Washington University in St. Louis, has his MBA in Management from the University of Texas and is a certified public accountant.

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About US Dataworks, Inc.

US Dataworks is a developer of payment processing solutions, focused on the Financial Services market, federal, state and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks.  Additional information about US Dataworks is available at www.usdataworks.com.

Certain statements made in this press release (other than the historical information contained herein) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectation of continued growth, the benefits of our recent restructuring, the anticipated features and benefits of our new distribution payment capture solution, our vision for payment processing and our new solutions’ ability to provide a higher return on investment for our clients.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to avoid being delisted from the NYSE Alternext US (formerly the American Stock Exchange), our ability to repay, refinance or extend the maturity date of our debt, and other risks detailed from time to time in the SEC reports of US Dataworks, including its annual report on Form 10-K for the year ended March 31, 2009.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.